UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2010

OmniComm Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25203	11-3349762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 W. Commercial Blvd., Suite 4000 Fort Lauderdale, FL	33309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 954-473-1254 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 30, 2010, the Audit Committee of the Board of Directors of OmniComm Systems, Inc. determined that our consolidated balance sheet at December 31, 2009, and our consolidated statement of cash flows for the year ended December 31, 2009 could no longer be relied upon. The consolidated balance sheet at December 31, 2009 and the consolidated statement of cash flows for the year ended December 31, 2009 as filed in our Annual Report on Form 10-K for the year ended December 31, 2009 contained an error related to accounts receivable and deferred revenue during the year then ended.

We have determined that certain amounts recorded as customer receivables and deferred revenue, totaling $2,387,252, that were recorded at December 31, 2009 should instead have been recorded in January 2010. The receivables in question relate to client contracts for on-going projects that, although long-term in nature, are considered executory contracts under existing generally accepted accounting principles since services are expected to be rendered on a go-forward basis. Given this accounting treatment the client billings should have been recorded as a receivable of the Company and in turn a deferred revenue obligation in the month the obligations are expected to be collected. Accordingly, our consolidated balance sheet at December 31, 2009 and our consolidated statement of cash flows for the year ended December 31, 2009 will be restated to correct ending balances in accounts receivable and deferred revenue as of December 31, 2009. These corrections will be included in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2009 which we expect to file later this week. In addition, the beginning balances on certain of our 2010 financial statements are also incorrect. These corrections will be included in our Quarterly Report on Form 10-Q, as amended, for the quarter ended March 31, 2010 which we expect to file later this week.

The effect of correcting the ending balance in accounts receivable and deferred revenue on our consolidated balance sheet at December 31, 2009 and our consolidated statement of cash flows for the year ended December 31, 2009 are shown in the table below. This correction had no net effect on our consolidated statement of cash operations or on the consolidated statement of stockholders’ equity for the year ended December 31, 2009.

	December 31, 2009
	As filed	Adjustment to Restate	Restated
Consolidated Balance Sheet Data
Assets
Accounts receivable	$3,121,183	$(2,387,252)	$733,931
Total current assets	3,420,599	(2,387,252)	1,033,347
Total assets	5,847,759	(2,387,252)	3,460,507

Liabilities
Deferred revenue - current portion	4,582,369	(2,387,252)	2,195,117
Total current liabilities	7,337,593	(2,387,252)	4,950,341
Total liabilities	22,130,987	(2,387,252)	19,743,735
Total liabilities and stockholders’ equity	5,847,759	(2,387,252)	3,460,507

	As filed for the year ended December 31, 2009	Adjustment to Restate	Restated
Consolidated Statement of Cash Flows
Accounts receivable	(513,290)	2,387,252	1,873,962
Deferred revenue	174,165	(2,387,252)	(2,213,087)
Net cash provided by (used in) operating activities	$(5,176,989)	$-0-	$(5,176,989)

	As filed for the quarter ended March 31, 2010	Adjustment to Restate	Restated
Consolidated Statement of Cash Flows
Accounts receivable	$1,087,611	$(1,699,282)	$(611,671)
Deferred revenue	670,705	1,699,282	2,369,987
Net cash provided by (used in) operating activities	$251,311	$-0-	$(251,311)

The Audit Committee of our Board of Directors has discussed the matters disclosed in this filing with Webb & Company, P.A., our current independent registered public accounting firm, as well as Greenberg & Company LLC, the independent registered public accounting firm that issued the audit report on our 2009 financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniComm Systems, Inc.
Date: August 31, 2010	By: /s/ Ronald T. Linares
Ronald T. Linares
Chief Financial Officer

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